As filed with the Securities and Exchange Commission on March 7, 2018

Registration No. 333-210325

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 6 TO THE

FORM S-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

NewBridge Global Ventures, Inc.

 (Exact Name of Registrant as Specified in Its Charter)

Delaware	7372	84-1089377
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification Number)

626 East 1820 North

Orem, UT 84097

801-362-2115

(Address, Including Zip Code, and Telephone Number, Including Area Code, of

Registrant’s Principal Executive Offices)

Mark Mersman

Chief Executive Officer

626 East 1820 North

Orem, UT 84097

801-362-2115

 (Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
J. Martin Tate, Esq. Lance Lehnhof, Esq. Carman Lehnhof Israelsen, LP 299 S. Main Street, Suite 1300 Salt Lake City, UT 84111 (801) 534-4435

Sales to the public of the common stock of NewBridge Global Ventures, Inc. (the “Registrant”) pursuant to this Registration Statement concluded on December 31, 2016. No further sales of the Registrant’s common stock will be made pursuant to this registration statement.

This Post-Effective Amendment No. 2 is filed for the purpose of deregistering 94,791 (adjusted for reverse stock split) shares of the common stock, par value $0.001 per share (the “Common Stock”), of NewBridge Global Ventures, Inc. (formerly Nabufit Global, Inc., the “Registrant”), heretofore registered and offered pursuant to the terms of the Registrant’s Prospectus dated June 6, 2016.  The remaining 71,876 (adjusted for reverse stock split) shares registered pursuant to this Registration Statement on Form S-1 have been issued in accordance with the Prospectus.

The Registrant has determined that no further shares of the Common Stock will be offered, sold, issued and/or exchanged pursuant to the Prospectus. The Registrant therefore requests deregistration of the unissued shares of Common Stock pursuant to this Registration Statement as soon as is practicable after the filing of this Post-Effective Amendment No. 1.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned on March 7, 2018.

NEWBRIDGE GLOBAL VENTURES, INC.

By:        /s/ Mark Mersman

Mark Mersman

Chief Executive Officer

 (Duly Authorized Representative)

 SIGNATURES AND POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark Mersman and Robert Bench or their respective true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully so or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 6 to the Registration Statement has been signed by the following persons in the capacities and on March 7, 2018.

Signature	Title	Date

/s/ Mark Mersman	Chief Executive Officer and Director	March 7, 2018
Mark Mersman	(Principal Executive Officer)

/s/ Robert Bench	Chief Financial Officer	March 7, 2018
Robert Bench	(Principal Accounting Officer)

/s/ Scott Cox	President, Director	March 7, 2018
Scott Cox

/s/ Brian Mertz	Director	March 7, 2018
Brian Mertz

/s/ Ben Esque	Director	March 7, 2018
Ben Esque

/s/ Ole Sigetty	Director	March 7, 2018
Ole Sigetty